BEVERLY NATIONAL CORPORATION
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             MARCH 25, 1997


     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Beverly National Corporation ("Corporation") will be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts, on March 25, 1997, at 3 o'clock P.M., for the purpose of considering and voting upon the following matters:

     (1) Fixing the number of directors who shall constitute the full Board of Directors at ten.

     (2) Election as director of the individuals listed as nominee in the Proxy Statement accompanying this notice of meeting, who, together with the directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

     (3) Such other matters as may properly be brought before the meeting and any adjournment thereof.

     The record date and hour for the determining shareholders entitled to notice of, and to vote at, this meeting, has been fixed at 5 o'clock P.M., February 18, 1997.

                                     By Order of the Board of Directors,


                                     Julia L. Robichau, Clerk

February 24, 1997

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.






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                        BEVERLY NATIONAL CORPORATION
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               March 25, 1997


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of BEVERLY NATIONAL CORPORATION hereby nominates, constitutes and appoints Richard Mooney and Kevin Dalton, Esq. and each of them (with full power to act alone), true and lawful attorneys, agents and proxies, with power of substitution to each, to attend the 1997 Annual Meeting of the Shareholders of said Corporation to be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts on March 25, 1997, at 3 o'clock P.M., and any adjournments thereof and thereat to vote or otherwise act in respect of all the shares of capital stock of said Corporation that the undersigned shall be entitled to vote, with all powers the undersigned would possess if personally present, upon the following matters:

A.   1.  Fixing the number of directors who            FOR  ( )  WITHHELD ( )
         shall constitute the full Board of
         Directors at ten.

     2.  Election as directors of the                  FOR  ( )  WITHHELD ( )
         individuals listed as nominees in the
         Proxy Statement accompanying this Proxy, who, together with the directors whose terms of office do not expire at this meeting, will constitute the full
         Board of Directors.

     3.  Whatever other business may be brought        FOR  ( )  WITHHELD ( )
         before said meeting or any
         adjournment thereof.

B. THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS "WITHHELD" IS INDICATED. IF THE INDIVIDUALS LISTED AS
      A NOMINEES FOR DIRECTOR IN THE PROXY STATEMENT DATED FEBRUARY 24, 1997 AND THE ACCOMPANYING NOTICE OF SAID MEETING IS UNAVAILABLE AS A CANDIDATE OR ANY OTHER NOMINATION IS MADE OR IF ANY OTHER BUSINESS
      IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS ACTING HEREUNDER UNLESS "WITHHELD" IS INDICATED IN RESPONSE TO ITEM A.3 ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.

Dated________________________, 1997

                                           ________________________________
                                              (Signature of Shareholder)

                                            _______________________________
                                               (Signature of Shareholder

                                            No. of Shares:_________________
 When signing as attorney, executor,
administrator, trustee or guardian,
please give full title.  If more than
one trustee, all should sign.
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                          BEVERLY NATIONAL CORPORATION
                                 PROXY STATEMENT
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 25, 1997


     The following information is furnished in connection with the solicitation of proxies by the management of Beverly National Corporation ("Corporation"), whose principal executive office is located at 240 Cabot Street, Beverly, Massachusetts (Telephone: (508) 922-2100) for use at the 1997 Annual Meeting of Shareholders of the Corporation to be held on March 25, 1997.

     As of February 18, 1997, 754,382 shares of common stock, $2.50 par value ("Common Stock"), of the Corporation were outstanding and entitled to be voted.

     The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock P.M., February 18, 1997. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholder's directions. If no directions are given, proxies will be voted to fix the number of directors at ten and to elect the nominees listed below.

     The affirmative vote of the holders of a majority of the Common Stock of the Corporation present or represented and voting at the meeting is required to fix the number of directors at ten. The affirmative vote of a plurality of the votes cast by shareholders is required to elect directors.

     The 1996 Annual Report of the Corporation containing financial statements for 1996 is being mailed to the shareholders with the mailing of this Notice and Proxy Statement.

The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about February 24, 1997.







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                  DETERMINATION OF NUMBER OF DIRECTORS AND
                          ELECTION OF DIRECTORS
                          ---------------------

     The persons named as proxies intend to vote to fix the number of directors for the ensuing year at ten and vote for the election of the individuals named below as nominees for election as director, to hold office until the 2000 annual meeting. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of directors at less than ten. The management does not anticipate that any nominee will be unavailable.

     The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

     The present number of directors is ten. It is proposed by the Board, that at the meeting, the number of directors who shall constitute the full Board of Directors until the next annual meeting be fixed at ten and that the nominees listed below be elected to serve until 2000.

     Opposite the name of the nominees for election at this meeting and each director continuing in office in the following tables are shown:
(1) the number of shares of stock of the Corporation owned beneficially by the individual, including exercisable stock options; (2) the date on which the individual's term of office as director began; (3) the term of office for which the individual will serve; and (4) the individual's current principal occupation or employment.


                     Nominees For Election at This Meeting
                     -------------------------------------


                 Shares of        On Board of
                 Stock Owned     Directors of
                 Beneficially    the Corporation
                    as of           or Its       Term
                 February 18,    Predecessor      of        Principal
    Name         1997 (1)(2)        Since       Office     Occupation
--------------  -------------   --------------- ------  --------------------
John N. Fisher       5,815          1989         2000    President,
                                                         Fisher & George
                                                         Electrical Co., Inc.

Alice B. Griffin     3,487          1992         2000    President, Griffin
                                                         Pension Services, Inc.

Barry A. Sullivan    2,772          1991         2000    Partner, Sullivan &
                                                         Drooks, Certified
                                                         Public Accountants

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                           Directors Continuing in Office
                           ------------------------------


                   Shares of      On Board of
                   Stock Owned    Directors of
                   Beneficially  the Corporation
                      as of          or Its       Term
                   February 18,   Predecessor       of       Principal
      Name         1997 (1)(2)       Since       Office     Occupation
----------------- -------------  --------------  ------  -----------------
Richard H. Booth      2,900           1993        1998   Stockbroker - Retired

Neiland J. Douglas,   6,176           1977        1999   President, Morgan
Jr                                                       and Douglas (Planning
                                                         and Research)

Mark B. Glovsky, Esq.   550           1996        1999   Attorney, Member of the
                                                         Law Firm of Glovsky &
                                                         Glovsky

John L. Good, III     4,646           1987        1998   Vice President of
                                                         Community Relations &
                                                         Development -Beverly
                                                         Hospital

Clark R. Smith        3,293           1994        1998   Attorney, Family
                                                         Foundation

Lawrence M. Smith    43,828           1981        1999   President, Beverly
                                                         National Corporation
                                                         and Beverly National
                                                         Bank

James D. Wiltshire    2,500           1993        1998   President - Grimes -
                                                         Wiltshire d/b/a/
                                                         TruForm Industries,
                                                         Inc.

NOTE
----

(1) Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain directors may disclaim beneficial ownership of certain of the shares listed beside their names.

(2) Includes stock options to purchase shares which were exercisable as of February 18, 1997 or within 60 days thereafter, as listed: Richard H. Booth, 1,800; Neiland J. Douglas, Jr., 4,080; John N. Fisher, 2,250; Mark B. Glovsky, 300; John L. Good, III, 4,080; Alice B. Griffin, 2,250; Clark R. Smith, 300; Lawrence M. Smith, 40,000; Barry A. Sullivan, 2,250; and James D. Wiltshire, 1,800.



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                                OTHER MATTERS
                                -------------


     The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.



                                          By order of the Board of Directors




                                          Lawrence M. Smith
                                          President


Beverly, Massachusetts
February 24, 1997













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